Borrower's Social Security
No. ###-##-####
                                 PROMISSORY NOTE

$230,000.00                                     Charleston, South Carolina

     FOR VALUE RECEIVED, as of December 19, 1996, JAMES W. MILLER, an individual and resident of the State of Virginia (the "Borrower"), promises to pay to the order of ENVIROMETRICS, INC. (the "Lender"), whose address for payment purposes is 9229 University Boulevard, Charleston, SC 29481, the principal sum of up to Two Hundred Thirty Thousand and No/100 Dollars ($230,000.00) (the "Loan") under the terms and conditions of this promissory note (the "Note").

     Background. Borrower has entered into real estate purchase contracts with Lender to purchase (i) that certain real property and improvements located at 1019 Bankton Drive, Charleston, South Carolina ("Berkeley County Property"); and
(ii) 9229 University Boulevard, Charleston, South Carolina ("Charleston County Property") (the Berkeley County Property and Charleston County Property shall collectively be referred to herein as the "Properties"). In connection therewith, Lender has agreed to loan Borrower up to $230,000.00 to be used for the acquisition of a portion of the Properties, and in return, Borrower has agreed to execute and deliver to Lender second priority mortgages and security agreements ("Mortgages"), second priority assignments of leases and guaranties ("Assignments of Leases and Guaranties"), and UCC-1 Financing Statements for each of the Properties (the Note, Mortgages, Assignments of Leases and Guaranties and other related documents shall collectively be referred to as "Loan Documents"). Beard Development Corporation ("BDC") shall contemporaneously provide a loan to Borrower in the amount of up to $625,000.00 ("BDC Loan") which shall be secured by first priority mortgages and assignments of leases on the Properties. The Lender agrees to subordinate to BDC its right to payment and collection under this Note as long as any sum is due and payable under BDC Loan including any future advances under the BDC Loan, and including all extensions and modifications related thereto.

     Interest. The interest rate on the outstanding principal balance of the Loan shall accrue at a fixed rate per annum equal to ten percent (10.00%). Interest shall be calculated on the bases of a 360-day year and the actual number of days elapsed.

     Maturity Date. Unless earlier paid, the Loan shall mature two (2) years from the date hereof ("Maturity Date"). In the event the Note is not paid in full on the Maturity Date and the Lender and the Borrower have not agreed in writing on the terms and conditions for an extension of the Maturity Date, then in addition to all other amounts due and payable hereunder, the Borrower shall pay the Lender an extension fee equal to one and one-half percent (1.5%) of the outstanding balance of principal and interest due on the Note on the first day of each month until the Note is paid in full.

     Repayment of Principal and Interest. Monthly installments of accrued interest only shall be due and payable during the term of this Note on the first
(1st) day of each month commencing January 1, 1997 and continuing until the Maturity Date. Unless the Note is accelerated as provided below, all remaining principal and interest shall be due and payable on the Maturity Date. All payments shall be made to Lender at the address first set forth above or at some other address designated by the Lender in writing. If a payment date falls on a weekend or holiday recognized by the State of South Carolina, the payment shall be due the first (1st) business day after such payment date.

     Disbursements Under the Loan. All of the proceeds of the Loan shall be disbursed at closing.

     Acceleration. If Borrower fails to make any payment due hereunder and such failure to pay continues for a period of five (5) days (the grace period shall no longer apply if such failure to timely pay occurs more than two (2) times during the term of this Note), Lender may, without notice or demand, accelerate all outstanding principal and other sums due hereunder immediately. If payment of all sums due hereunder is accelerated, the then outstanding principal and all accrued but unpaid interest shall bear interest at the rate provided for hereunder plus four percent (4%) per annum until such principal and interest has been paid in full; provided, however, that in no event shall this or any other provision herein permit the collection of any interest which would be usurious under the law governing this transaction, and if any such interest is collected, the amount above the maximum rate permitted by law shall be deemed to be a principal payment hereunder. Further, in the event of such acceleration, the Loan, and all other indebtedness of the Borrower to the Lender arising out of or in connection with the Loan shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     Late Charges. In the event any payment of interest or principal is delinquent more than five (5) days, the Borrower will pay to Lender a late charge of eighteen percent (18%) of the amount of the overdue payment. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrower a right to cure any default under this Note. Imposition of late charges is not contingent upon the giving of notice or demand.

     Application of Payments. All sums received by the Lender for application to the Loan may be applied by the Lender to late charges, expenses, costs, interest, principal and other amounts owing to the Lender in connection with the Loan in the order selected by the Lender in its sole discretion.

     Waiver by Borrower. Lender's failure to exercise any right or option available to it hereunder, including without limitation the right or option to make demand for immediate payment in full of the amount due hereunder, shall not constitute a waiver of such right or option at any subsequent time or a consent to the subsequent occurrence of the same or any other event giving rise to such right or option. Lender's acceptance of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of any right or option available to Lender at that time or at any subsequent time and shall not nullify any prior exercise of any such right or option, except as and to the extent otherwise provided by law. Borrower hereby waives presentment, protest, demand, notice of protest, notice of dishonor, and any and all other notices and demands which may be made or required to be made by Lender hereunder. Borrower also expressly agrees that Lender may, without in any way affecting the liability of Borrower or any endorser or guarantor hereof, (i) extend the time for payment of any amount hereunder, (ii) accept further security or release security for payment of this Note, (iii) otherwise modify the terms of this Note or of any other document delivered in connection with the Note, and (iv) sell or assign all or a part of Lender's interest and rights in and under this Note. No extension of time for payment of any amount hereunder or renewal or modification hereof made by agreement by Lender with any person shall affect Borrower's liability under this Note, if Borrower is not a party to such agreement. This Note may not otherwise be modified except in writing executed by, at least, the party against whom such modification is sought to be enforced.

     Prepayment. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time; provided, however, that Borrower shall pay a prepayment penalty equal to two percent (2%) of any principal amount prepaid during the thirteen (13) month period commencing on the date hereof.

     Taxes and Insurance. In addition to all requirements set forth herein, the Mortgages, the Assignments of Leases and Guaranties, and other Loan Documents, during the term of the Note the Lender shall require (i) title, hazard and public liability insurance on the Properties securing the Note, (ii) a commitment for title insurance coverage be issued in favor of the Lender on the date hereof, (iii) a certificate of insurance indicating that the Borrower has obtained hazard and public liability insurance (with limits acceptable to the Lender) with the Lender shown as first mortgagee and/or loss payee be delivered to the Lender on the date hereof, and (iv) all costs of such title, hazard and public liability insurance (including all title rundowns and abstracts of title) be paid by the Borrower. The Borrower shall pay the Lender an amount equal to one-twelfth of the annual real estate taxes on the Properties on the first day of each month during the term of this Note.

     Tax Free Exchange. Borrower intends to acquire the Properties as part of a deferred exchange of like-kind property in accordance with Section 1031 of the Internal Revenue Code. In connection therewith, Borrower agrees to indemnify and hold Lender harmless from any liabilities, claims, and causes of action associated with the like-kind exchange and the transaction contemplated thereby.

     References. All references herein to Lender shall, as may be appropriate, include and refer to any successor to Lender as well as the then-holder of this Note, its heirs, successors, and assigns. All references herein to Borrower shall include and refer to the undersigned, its heirs, successors, and assigns. All references herein to the neuter gender shall include the masculine and feminine genders as may be appropriate, and all references herein to the singular number shall include the plural and vice versa.

     Expenses. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower will pay, in addition to principal and
interest,   all  reasonable  costs  of  collection  and  costs  related  to  the enforcement of this Note, and other related matters, including without limitation attorneys' fees incurred therewith.

     Taxpayer Identification Number. This Note provides for the Borrower's federal taxpayer identification number or social security number to be inserted on the first page of this Note. If such number is not available at the time of execution of this Note or is not inserted by Borrower, Borrower hereby authorizes and directs the Lender to fill in such number on the first page of this Note when the Borrower advises the Lender of such number.

     Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

This Note is dated as of the date first written above.

Borrower's Address:                                                     (SEAL)
James W. Miller
Family Practice Specialists
1447 Johnston Willis Drive
Richmond, Virginia 23235